Axos Financial, Inc. Reports First Quarter Fiscal 2024 Results

LAS VEGAS, NV – (BUSINESS WIRE) – October 26, 2023 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”) today announced unaudited financial results for the first fiscal quarter ended September 30, 2023. Net income was $82.6 million, an increase of 41.5% from $58.4 million for the quarter ended September 30, 2022. Diluted earnings per share was $1.38, an increase of $0.41, or 42.3%, as compared to diluted earnings per share of $0.97 for the quarter ended September 30, 2022.
Adjusted earnings and adjusted earnings per diluted common share (“Adjusted EPS”), non-GAAP measures, which exclude non-cash amortization expenses, non-recurring costs related to mergers and acquisitions, and other non-recurring costs increased 18.1% to $84.6 million and 19.5% to $1.41, respectively, for the quarter ended September 30, 2023, compared to $71.6 million and $1.18, respectively, for the quarter ended September 30, 2022.
First Quarter Fiscal 2024 Financial Summary

	Three Months Ended September 30,
(Dollars in thousands, except per share data)	2023	2022	% Change
Net interest income	$211,155	$180,475	17.0%
Non-interest income	$34,507	$27,208	26.8%
Net income	$82,645	$58,407	41.5%
Adjusted earnings (Non-GAAP)[1]	$84,596	$71,615	18.1%
Diluted EPS	$1.38	$0.97	42.3%
Adjusted EPS (Non-GAAP)[1]	$1.41	$1.18	19.5%
[1] See “Use of Non-GAAP Financial Measures”
“We generated strong net interest income growth year-over-year and linked quarter as a result of balanced loan growth and rising net interest margins,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Our net interest margin increased 17 basis points linked quarter and 10 basis points year-over-year, as we continue to offset rising deposit costs with higher loan yields. Our nearly 17% return on equity and strong capital position allowed us to make another accretive, strategic acquisition of the LaVictoire Finance marine finance business and opportunistically purchase our common stock at an attractive valuation.”
Other Highlights
•Net interest margin was 4.36% compared to 4.26% for the quarter ended September 30, 2022
•Net loans for investment totaled $17.0 billion at September 30, 2023, an increase of $0.5 billion, or 12.1% annualized, from $16.5 billion at June 30, 2023
•Total deposits were $17.5 billion at September 30, 2023, an increase of $0.4 billion, or 10.3% annualized, from $17.1 billion at June 30, 2023
•Approximately 90% of total deposits were FDIC-insured or collateralized at September 30, 2023
•After-tax net unrealized losses of $5.8 million on the available-for-sale securities portfolio less than 0.5% of stockholders’ equity at September 30, 2023
•Pretax income for the Securities Business was $12.6 million for the three months ended September 30, 2023, up 40.9% from the three months ended September 30, 2022
•Non-performing loans to total loans was 0.62%, down from 0.78% at September 30, 2022
•Total capital to risk-weighted assets was 14.06% for Axos Financial, Inc. at September 30, 2023, up from 13.82% at June 30, 2023
•Book value increased to $33.78 per share, from $28.35 at September 30, 2022, an increase of 19.2%
•Repurchased $24.5 million of common stock during the quarter ended September 30, 2023
•Repurchased $35.2 million of common stock between October 1, 2023 through October 20, 2023

First Quarter Fiscal 2024 Income Statement Summary
Net income was $82.6 million and earnings per diluted common share was $1.38 for the three months ended September 30, 2023, compared to net income of $58.4 million and earnings per diluted common share of $0.97 for the three months ended September 30, 2022. Net interest income increased $30.7 million or 17.0% for the three months ended September 30, 2023 compared to the three months ended September 30, 2022, primarily due to an increase in interest income from loans and from deposits in other financial institutions, both attributable to higher rates earned and higher average balances, partially offset by higher rates paid and higher average interest-bearing deposit balances.
The provision for credit losses was $7.0 million for the three months ended September 30, 2023, compared to $8.8 million for the three months ended September 30, 2022. The decrease in the provision for credit losses for the three months ended September 30, 2023, was primarily due to net loan growth of $498 million in the current quarter compared to net loan growth of $1.1 billion in the three months ended September 30, 2022.
Non-interest income increased to $34.5 million for the three months ended September 30, 2023, compared to $27.2 million for the three months ended September 30, 2022. The increase was primarily due to higher broker-dealer fee income, banking and services fees and advisory fee income.
Non-interest expense, comprised of various operating expenses, increased $4.4 million to $120.5 million for the three months ended September 30, 2023 from $116.1 million for the three months ended September 30, 2022. The increase was primarily due to increased salaries and related costs, advertising and promotional expenses, data and operational processing expense and professional services, partially offset by the absence of a $16.0 million accrual in the prior-year quarter for an adverse legal judgment that has not been finalized.
Balance Sheet Summary
Axos’ total assets increased by $0.5 billion, or 2.3%, to $20.8 billion, at September 30, 2023, from $20.3 billion at June 30, 2023, primarily due to an increase of $0.5 billion in loans held for investment. Total liabilities increased by $0.4 billion, or 2.3%, to $18.8 billion at September 30, 2023, from $18.4 billion at June 30, 2023, primarily due to an increase of $0.4 billion in deposits. Stockholders’ equity increased by approximately $59.0 million, or 3.1%, to $2.0 billion at September 30, 2023 from $1.9 billion at June 30, 2023. The increase was primarily the result of net income of $82.6 million, partially offset by purchases of common stock of $24.5 million under the share repurchase program.
Conference Call
A conference call and webcast will be held on Thursday, October 26, 2023 at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until November 26, 2023, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13741557.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $20.8 billion in consolidated assets as of September 30, 2023, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $33.9 billion of assets under custody and/or administration as of September 30, 2023, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Segment Reporting
The Company operates through two segments: Banking Business and Securities Business. In order to reconcile the two segments to the consolidated totals, the Company includes parent-only activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business segment and non-interest expense incurred by the Banking Business segment for cash sorting fees related to deposits sourced from Securities Business segment customers, as well as interest expense paid by the Banking Business segment to each of the wholly-owned subsidiaries of the Company and to the Company itself for their operating cash held on deposit with the Business Banking segment.
The following tables present the operating results of the segments and reconciliations:

	Three Months Ended September 30, 2023
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$209,219	$5,542	$(3,606)	$211,155
Provision for credit losses	7,000	—	—	7,000
Non-interest income	12,557	34,555	(12,605)	34,507
Non-interest expense	100,786	27,523	(7,803)	120,506
Income before taxes	$113,990	$12,574	$(8,408)	$118,156

	Three Months Ended September 30, 2022
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$179,730	$4,275	$(3,530)	$180,475
Provision for credit losses	8,750	—	—	8,750
Non-interest income	10,712	29,165	(12,669)	27,208
Non-interest expense	100,796	24,515	(9,224)	116,087
Income before taxes	$80,896	$8,925	$(6,975)	$82,846

Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America
(“GAAP”), this release includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted EPS, a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and Adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs, and other costs provides investors with an alternative understanding of Axos’ core business.

Below is a reconciliation of net income, the nearest compatible GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	Three Months Ended
	September 30,
(Dollars in thousands, except per share amounts)	2023	2022
Net income	$82,645	58,407
Acquisition-related costs	2,790	2,734
Other costs[1]	—	16,000
Income tax effect	(839)	(5,526)
Adjusted earnings (Non-GAAP)	$84,596	$71,615

Average dilutive common shares outstanding	$59,808,322	$60,486,394

Diluted EPS	$1.38	$0.97
Acquisition-related costs	0.05	0.04
Other costs[1]	—	0.26
Income tax effect	(0.02)	(0.09)
Adjusted EPS (Non-GAAP)	$1.41	$1.18
[1] Other costs for the three months ended September 30, 2022 reflect an accrual in the first quarter of fiscal year 2023 as a result of an adverse legal judgement that has not been finalized.
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity, the nearest compatible GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

	September 30,
(Dollars in thousands, except per share amounts)	2023	2022
Common stockholders’ equity	$1,976,208	$1,700,972
Less: servicing rights, carried at fair value	29,338	26,373
Less: goodwill and intangible assets	149,572	160,429
Tangible common stockholders’ equity (Non-GAAP)	$1,797,298	$1,514,170

Common shares outstanding at end of period	58,503,976	59,998,673

Book Value per common share	33.78	28.35
Less: servicing rights, carried at fair value per common share	0.50	0.44
Less: goodwill and other intangible assets per common share	2.56	2.67
Tangible book value per common share (Non-GAAP)	$30.72	$25.24

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

The following tables set forth certain selected financial data concerning the periods indicated:
AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	September 30, 2023	June 30, 2023	September 30, 2022
Selected Balance Sheet Data:
Total assets	$20,825,206	$20,348,469	$18,407,078
Loans—net of allowance for credit losses	16,955,041	16,456,728	15,211,573
Loans held for sale, carried at fair value	8,014	23,203	9,463
Loans held for sale, lower of cost or fair value	—	776	10,476
Allowance for credit losses	170,870	166,680	155,472
Securities—trading	640	758	75
Securities—available-for-sale	236,726	232,350	257,634
Securities borrowed	96,424	134,339	87,622
Customer, broker-dealer and clearing receivables	285,423	374,074	410,842
Total deposits	17,565,741	17,123,108	15,176,631
Advances from the FHLB	90,000	90,000	112,500
Borrowings, subordinated notes and debentures	447,733	361,779	425,818
Securities loaned	116,446	159,832	206,889
Customer, broker-dealer and clearing payables	341,915	445,477	500,584
Total stockholders’ equity	1,976,208	1,917,159	1,700,972

Capital Ratios:
Equity to assets at end of period	9.49%	9.42%	9.24%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	9.27%	8.96%	8.98%
Common equity tier 1 capital (to risk-weighted assets)	11.11%	10.94%	9.97%
Tier 1 capital (to risk-weighted assets)	11.11%	10.94%	9.97%
Total capital (to risk-weighted assets)	14.06%	13.82%	12.90%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	9.99%	9.68%	10.30%
Common equity tier 1 capital (to risk-weighted assets)	11.69%	11.63%	10.87%
Tier 1 capital (to risk-weighted assets)	11.69%	11.63%	10.87%
Total capital (to risk-weighted assets)	12.65%	12.50%	11.71%
Axos Clearing LLC:
Net capital	$101,391	$35,221	$49,183
Excess capital	$96,211	$29,905	$42,324
Net capital as a percentage of aggregate debit items	39.14%	13.25%	14.34%
Net capital in excess of 5% aggregate debit items	$88,440	$21,930	$32,035

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	At or for the Three Months Ended
	September 30,
	2023	2022
Selected Income Statement Data:
Interest and dividend income	$363,952	$223,786
Interest expense	152,797	43,311
Net interest income	211,155	180,475
Provision for credit losses	7,000	8,750
Net interest income after provision for credit losses	204,155	171,725
Non-interest income	34,507	27,208
Non-interest expense	120,506	116,087
Income before income tax expense	118,156	82,846
Income tax expense	35,511	24,439
Net income	$82,645	$58,407

Per Common Share Data:
Net income:
Basic	$1.40	$0.98
Diluted	$1.38	$0.97
Adjusted earnings per common share (Non-GAAP)[1]	$1.41	$1.18
Book value per common share	$33.78	$28.35
Tangible book value per common share (Non-GAAP)[1]	$30.72	$25.24

Weighted average number of common shares outstanding:
Basic	58,949,038	59,854,584
Diluted	59,808,322	60,486,394
Common shares outstanding at end of period	58,503,976	59,998,673
Common shares issued at end of period	69,826,263	69,151,152

Performance Ratios and Other Data:
Loan originations for investment	$2,605,332	$2,486,224
Loan originations for sale	52,858	70,073
Return on average assets	1.64%	1.32%
Return on average common stockholders’ equity	16.91%	13.91%
Interest rate spread[2]	3.37%	3.66%
Net interest margin[3]	4.36%	4.26%
Net interest margin[3] – Banking Business Segment	4.46%	4.50%
Efficiency ratio[4]	49.05%	55.90%
Efficiency ratio[4] – Banking Business Segment	45.44%	52.93%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.04%	0.05%
Non-performing loans and leases to total loans	0.62%	0.78%
Non-performing assets to total assets	0.56%	0.68%
Allowance for credit losses - loans to total loans held for investment	1.00%	1.01%
Allowance for credit losses - loans to non-performing loans	159.80%	129.04%
1     See “Use of Non-GAAP Financial Measures” herein.
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4     Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.